                                                                     EXHIBIT 4.1

                       BORG-WARNER SECURITY CORPORATION
                FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT


         This FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this "AMENDMENT") is dated as of March 14, 1996 and entered into by and among BORG-WARNER SECURITY CORPORATION, a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), NATIONSBANK, N.A., as Documentation Agent ("DOCUMENTATION AGENT"), and BANKERS TRUST COMPANY, as Agent for Lenders (in such capacity, "AGENT"), and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of October 16, 1995 by and among Company, Lenders, Documentation Agent and Agent (the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                   RECITALS

         WHEREAS, Company and Lenders desire to amend the Credit Agreement by
(i) amending the mandatory prepayment provisions thereof, (ii) amending certain of the financial covenants contained therein and (iii) making certain other amendments as set forth below;

         WHEREAS, Company has requested that Lenders consent to the terms and conditions of the Alarm Services Contract Securitization Facility; and

         WHEREAS, subject to the terms and conditions of this Amendment, Lenders are willing to agree to such amendments and to consent to such terms and conditions;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

              SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT

         1.1  AMENDMENTS TO SECTION 1: DEFINITIONS.
              ------------------------------------

         A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

         "'CALCULATION PERIOD' means the three month period commencing on each March 26, June 26, September 26 and December 26 and concluding on the succeeding June 25, September 25, December 25 and March 25, respectively; provided however, that the initial Calculation Period shall commence on the date following the date of receipt by Company or any of its Subsidiaries of the Initial Alarm Receivables Net Cash Proceeds and shall conclude on the succeeding June 25, September 25, December 25 or March 25, as the case may be.

         'FIRST AMENDMENT' means that certain First Amendment to Credit Agreement and Consent dated as of March 14, 1996 by and among Company, Lenders, Documentation Agent and Agent.

         'INITIAL ALARM RECEIVABLES NET CASH PROCEEDS' means the Net Cash Proceeds received by Company or any of its Subsidiaries pursuant to the Alarm Services Contract Securitization Facility on the date upon which the Alarm Services Contract Securitization Facility becomes effective and the initial purchase of receivables, contracts and/or leases is made thereunder.

         'NET INCREMENTAL ALARM RECEIVABLES PROCEEDS' means, for any Calculation Period, the sum of (i) the Purchase Amounts for Equipment Payment Rights under Equipment Leases paid to Wells Fargo Alarm Services, Inc. ("Alarm") by the purchaser thereof during such Calculation Period less (ii) any Repurchase or Recourse Amounts paid by Alarm to the purchaser thereof during such Calculation Period less (iii) payments received by such purchaser during such Calculation Period with respect to all Equipment Payment Rights sold to such purchaser since the date of commencement of the Alarm Services Contract Securitization Facility, all as determined by reference to, and as such capitalized terms are defined in, the Alarm Services Contract Securitization Facility.

         'PRO RATA BASIS' means, with respect to this Agreement, the percentage which the Loan Exposure of all Lenders under this Agreement represents of the sum of (i) the Loan Exposure of all Lenders under this Agreement plus
    (ii) the commitments of all lenders under the Existing Revolving Credit Agreement, and with respect to the Existing Revolving Credit Agreement, the percentage which the commitments of all lenders under the Existing Revolving Credit Agreement represents of the sum of (i) the Loan Exposure of all Lenders under this Agreement plus (ii) the commitments of all lenders under the Existing Revolving Credit Agreement."

         B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting clause (ii) of the definition of "Consolidated Excess Cash Flow" in its entirety and by substituting the following therefor:

         "(ii) to the extent such amounts have been included in the foregoing clauses (x) and (y), amounts equal to the sum of (1) Net Cash Proceeds of

    Asset Sales applied to the prepayment of Loans pursuant to subsection 2.4B(ii)(a)(I) of this Agreement or to the prepayment of loans pursuant to subsection 2.4A(ii)(a)(I) of the Existing Revolving Credit Agreement, (2) Net Cash Proceeds of Asset Sales pursuant to the Alarm Services Contract Securitization Facility whether or not applied to the prepayment of Loans pursuant to subsection 2.4B(ii)(a)(II) of this Agreement or to the prepayment of loans pursuant to subsection 2.4A(ii)(a)(II) of the Existing Revolving Credit Agreement and (3) Net Reversion Amounts applied to the prepayment of Loans pursuant to subsection 2.4B(ii)(b) of this Agreement or to the prepayment of loans pursuant to subsection 2.4A(ii)(c) of the Existing Revolving Credit Agreement."

         1.2  AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND
              -------------------------------------------------------------
LOANS.
- -----

         A.    MANDATORY PREPAYMENTS.

         (1) Subsection 2.4B(ii)(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         "(ii) Mandatory Prepayments.
                ---------------------

               (a) (I) Prepayments from Asset Sales. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale other than any Cash Proceeds arising as a result of Asset Sales pursuant to the Alarm Services Contract Securitization Facility, as to which subsection (II) below applies, Company shall prepay the Loans in an amount equal to the Net Cash Proceeds of such Asset Sale; provided however, that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company and its Subsidiaries shall not be required to apply the Net Cash Proceeds of any Asset Sale to the mandatory prepayment of the Loans pursuant to this subsection 2.4B(ii)(a)(I) to the extent that (A) such Net Cash Proceeds have been or will be reinvested in like assets or in other assets used in the business of Company and its Consolidated Subsidiaries within six months of such sale; provided that the aggregate amount of Net Cash Proceeds excluded from application to the mandatory prepayment of the Loans pursuant to this clause (A) does not exceed $5,000,000 in the aggregate, or (B) such Net Cash Proceeds are less than $1,000,000 or are proceeds from the sale of non-earning assets; provided that the aggregate amount of Net Cash Proceeds excluded from application to the mandatory prepayment of the Loans pursuant to this clause (B) does not exceed $5,000,000 in the aggregate. Concurrently with any prepayment of the Loans pursuant to this subsection 2.4B(ii)(a)(I),

         Company shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iii)."

                    (II) Prepayments from Asset Sales pursuant to the Alarm Services Contract Securitization Facility. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of the Initial Alarm Receivables Net Cash Proceeds, Company shall prepay the Loans and the loans outstanding under the Existing Revolving Credit Agreement on a Pro Rata Basis in an aggregate amount equal to such Net Cash Proceeds; and no later than each April 20, July 20, October 20 and January 20 thereafter, Company shall prepay the Loans and the commitments under the Existing Revolving Credit Agreement shall be permanently reduced on a Pro Rata Basis in an aggregate amount equal to the Net Incremental Alarm Receivables Proceeds, if such amount is a positive number, for the Calculation Period ended as of the preceding March 25, June 25, September 25 and December 25, as the case may be. Concurrently with any prepayment of the Loans pursuant to this subsection 2.4B(ii)(a)(II), Company shall deliver to Agent a Notice of Prepayment and Commitment Reduction substantially in the form of Exhibit XIII annexed hereto. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iii)."

         (2) Subsection 2.4B(ii)(f) of the Credit Agreement is hereby amended by (i) deleting the reference to "2.5" contained therein and substituting "2.45" therefor and (ii) deleting the reference to "$160,000,000" contained therein and substituting "$149,000,000" therefor.

         1.3  AMENDMENTS TO SECTION 6:  COMPANY'S NEGATIVE COVENANTS.
              ------------------------------------------------------

         A. CONTINGENT OBLIGATIONS. Subsection 6.4(xi) of the Credit Agreement is hereby amended by adding at the end thereof the following:

              "Contingent Obligations of Company's Consolidated Subsidiaries with respect to the Alarm Services Contract Securitization Facility; and"

         B. INTEREST COVERAGE RATIO. Subsection 6.6A of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:


                                                                MINIMUM
     "FISCAL QUARTER ENDED                              INTEREST COVERAGE RATIO
     ---------------------                              -----------------------
    September 30, 1995                                         2.25:1.00
    December 31, 1995                                          2.20:1.00
    March 31, 1996                                             2.15:1.00
    June 30, 1996                                              2.15:1.00
    September 30, 1996                                         2.15:1.00
    December 31, 1996                                          2.15:1.00
    March 31, 1997                                             2.20:1.00
    June 30, 1997                                              2.25:1.00
    September 30, 1997                                         2.30:1.00
    December 31, 1997                                          2.35:1.00
    March 31, 1998                                             2.40:1.00
    June 30, 1998                                              2.50:1.00
    September 30, 1998                                         2.55:1.00
    December 31, 1998                                          2.65:1.00"

         C. LEVERAGE RATIO. Subsection 6.6B of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:


    "FISCAL QUARTER ENDED                               MAXIMUM LEVERAGE RATIO
    ---------------------                               ----------------------

    September 30, 1995                                         3.75:1.00
    December 31, 1995                                          4.20:1.00
    March 31, 1996                                             4.05:1.00
    June 30, 1996                                              3.85:1.00
    September 30, 1996                                         3.75:1.00
    December 31, 1996                                          3.60:1.00
    March 31, 1997                                             3.45:1.00
    June 30, 1997                                              3.30:1.00
    September 30, 1997                                         3.15:1.00
    December 31, 1997                                          3.05:1.00
    March 31, 1998                                             2.90:1.00
    June 30, 1998                                              2.75:1.00
    September 30, 1998                                         2.65:1.00
    December 31, 1998                                          2.45:1.00"

         D. CONSOLIDATED EBITDA. Subsection 6.6D of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:

                                                        MINIMUM CONSOLIDATED
    "FISCAL QUARTER ENDED                                      EBITDA
    ---------------------                               --------------------
    September 30, 1995                                      125,000,000
    December 31, 1995                                       125,000,000
    March 31, 1996                                          126,500,000
    June 30, 1996                                           128,000,000
    September 30, 1996                                      128,000,000
    December 31, 1996                                       129,700,000
    March 31, 1997                                          133,000,000
    June 30, 1997                                           135,300,000
    September 30, 1997                                      137,600,000
    December 31, 1997                                       138,900,000
    March 31, 1998                                          139,300,000
    June 30, 1998                                           142,700,000
    September 30, 1998                                      144,000,000
    December 31, 1998                                       147,400,000"

         E. RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS. Subsection 6.7(iii) of the Credit Agreement is hereby amended by deleting clause (a) contained in the first proviso thereof in its entirety and substituting the following therefor: "(a) (1) such Asset Sale is pursuant to the Alarm Services Contract Securitization Facility or (2) such Asset Sale is made for the fair market value of such assets and for at least eighty-five percent (85%) cash, and"

         1.4    AMENDMENTS TO SECTION 7:  EVENTS OF DEFAULT.
                -------------------------------------------

         A. RECEIVABLES FACILITIES. Subsection 7.14 of the Credit Agreement shall be amended by (1) deleting the word "or" at the end of clause (iv) thereof and (2) by adding a new clause (vi) at the end thereof as follows:

         "(vi) any condition or event shall occur which constitutes a Lessee Notice Event (as defined in the Alarm Services Contract Securitization Facility) under clause (iv) of Section 20.1 of the Alarm Services Contract Securitization Facility involving an amount in excess of $2,500,000; or any condition or event shall occur which constitutes an Event of Seller Default involving an amount in excess of $2,500,000 (as defined in the Security Agreement executed in connection with the Alarm Services Contract Securitization Facility)."

         1.5    AMENDMENT OF EXHIBITS.
                ---------------------

         A. EXHIBIT IV: FORM OF COMPLIANCE CERTIFICATE. Exhibit IV to the Credit Agreement is hereby amended by:

         (1) deleting each reference to "Attachment No. 1" contained therein and substituting "Attachments Nos. 1 and 2" therefor; and

         (2) adding thereto a new Attachment No. 2 in the form of Annex A to this Amendment.

         1.6  ADDITION OF EXHIBITS.
              --------------------

         A. EXHIBIT XIII: FORM OF NOTICE OF COMMITMENT REDUCTION AND PREPAYMENT. The Credit Agreement is hereby amended by adding thereto a new
Exhibit XIII in the form of Annex B to this Amendment.


         SECTION 2.  CONSENT

         A. ALARM SERVICES CONTRACT SECURITIZATION FACILITY. Each Lender executing this Amendment hereby consents to the terms and conditions of the Alarm Services Contract Securitization Facility substantially in the form annexed hereto as Annex C.

         B. AMENDMENT OF L/C AGREEMENT. Each Lender executing this Amendment hereby consents to the amendment of the L/C Agreement substantially in the form annexed hereto as Annex D.

         C. AMENDMENT OF EXISTING REVOLVING CREDIT FACILITY. Each Lender executing this Amendment hereby consents to the amendment of the Existing Revolving Credit Agreement substantially in the form annexed hereto as Annex E.


         SECTION 3.  CONDITIONS TO EFFECTIVENESS

         Section 1 and Section 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

         A. COMPANY DOCUMENTS. On or before the First Amendment Effective Date, Company shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

         (i) Signature and incumbency certificates of its officers executing this Amendment; and

         (ii) Copies of this Amendment, executed by Company and each of the Credit Support Parties.

         B. REQUISITE LENDER EXECUTION. On or before the First Amendment Effective Date, Requisite Lenders shall have delivered to Agent originally executed copies of this Amendment; provided however, that unless Lenders having or holding 90% of the sum of the aggregate Loan Exposure of all Lenders shall have delivered to Agent originally executed copies of this Amendment, Section 1.2A(2) of this Amendment shall not become effective.

         C. EXISTING L/C AGREEMENT. On or before the First Amendment Effective Date, corresponding consents and amendments shall have been obtained or made with respect to the Existing L/C Agreement. Such amendment shall be satisfactory in form and substance to Agent and Requisite Lenders.

         D. EXISTING REVOLVING CREDIT AGREEMENT. On or before the First Amendment Effective Date, corresponding consents and amendments shall have been obtained or made with respect to the Existing Revolving Credit Agreement. Such amendment shall be satisfactory in form and substance to Agent and Requisite Lenders.

         E. COMPLETION OF PROCEEDINGS. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.


         SECTION 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

         B. ACCOUNTING METHOD. The materials provided to Agent and Lenders in connection with this Amendment were prepared using accounting methods consistent with the accounting methods used to prepare Company's financial statements for its fiscal year ended December 31, 1995.

         C. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

         D. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or
(iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

         E. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         F. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         G. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         H. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         SECTION 5.  ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Company Pledge Agreement, as amended through the First Amendment Effective Date, pursuant to which Company has pledged certain Collateral to Collateral Agent to secure the Obligations. Each of the Borg-Warner Pledged Subsidiaries is a party to the Borg-Warner Subsidiary Pledge Agreement, as amended through the First Amendment Effective Date, pursuant to which each such Borg-Warner Pledged Subsidiary has pledged certain Collateral to Collateral Agent to secure the Obligations. Each of the Borg-Warner Guarantor Subsidiaries is a party to the Borg-Warner Subsidiary Guaranty, as amended through the First Amendment Effective Date, pursuant to which each such Borg-Warner Guarantor Subsidiary has guarantied the Obligations. Company, Borg-Warner Pledged Subsidiaries and Borg-Warner Guarantor Subsidiaries are collectively referred to herein as the "CREDIT SUPPORT PARTIES," and the Company Pledge Agreement, the Borg-Warner Subsidiary Pledge Agreement and Borg-Warner Subsidiary Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS."

         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

         Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


         SECTION 6.  MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (1) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (2) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (3) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 9.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 and Section 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Credit Support Parties and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       BORG-WARNER SECURITY CORPORATION


                                       By:
                                          ----------------------------------
                                       Title:
                                            --------------------------------



                                       WELLS FARGO ALARM SERVICES, INC.
                                       (for purposes of Section 5 only) as a
                                       Credit Support Party


                                       By:
                                          ----------------------------------
                                       Title:
                                            --------------------------------



                                       WELLS FARGO ARMORED SERVICE
                                       CORPORATION (for purposes of Section 5
                                       only) as a Credit Support Party


                                       By:
                                          ----------------------------------
                                       Title:
                                            --------------------------------



                                       BW-CANADIAN GUARD CORPORATION
                                       (for purposes of Section 5 only) as a
                                       Credit Support Party


                                       By:
                                          ----------------------------------
                                       Title:
                                            --------------------------------

                                       BORG-WARNER PROTECTIVE
                                       SERVICES CORPORATION (for purposes
                                       of Section 5 only) as a Credit Support
                                       Party


                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------



                                       PONY EXPRESS COURIER CORP. (for
                                       purposes of Section 5 only) as a Credit
                                       Support Party


                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                       BANKERS TRUST COMPANY,
                                       INDIVIDUALLY AND AS AGENT


                                       By:
                                          -------------------------------
                                       Title:
                                             ----------------------------

                                       NATIONSBANK, N.A.,
                                       INDIVIDUALLY AND AS DOCUMENTATION AGENT


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       CIBC INC.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       THE LONG-TERM CREDIT BANK OF
                                       JAPAN, LTD.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       TORONTO DOMINION (TEXAS), INC.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       CAISSE NATIONALE DE CREDIT AGRICOLE


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       THE FUJI BANK, LIMITED


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       BANK OF HAWAII


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       PRIME INCOME TRUST


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------